                              PURCHASE AGREEMENT
                              ------------------


     THIS AGREEMENT is made as of the ____ day of September, 1996 between P-COM, INC. ("Seller"), and SILICON VALLEY BANK, ("Buyer").
       ------                               -----

                                   RECITALS
                                   --------

     Seller owns certain payment obligations arising out of the sale of its products and services. Seller desires to sell and the Buyer is willing to purchase from Seller such obligations on the terms set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     1.        Sale and Purchase.  Subject to the terms and conditions of this
               -----------------
Agreement, Seller shall sell to Buyer and Buyer shall purchase from Seller all right, title and interest of the Seller in and to (but none of the obligations of the Seller under) the payment of all monies due and to become due and payable from the account debtors in respect of the transactions evidenced by the purchase orders and invoice numbers listed on Exhibit A attached hereto, as
                                              ---------
supplemented from time to time (the "Assignment") (the right of Seller to the
                                     ----------
payment of such amounts is hereinafter called the "Obligations").
                                                   -----------

     Buyer shall also purchase from Seller such other Obligations as Buyer and Seller, in the sole discretion of each, shall determine; provided that Buyer shall not in any case make payments to Seller under this Agreement in an aggregate amount exceeding Ten Million Dollars ($10,000,000). Each such subsequent Obligation shall be evidenced by a supplement to Exhibit A in a form
                                                            ---------
acceptable to Bank.

          _1.1      Purchase Price.  The purchase price for the Obligations of
                    --------------
$____________ (the "Purchase Price"), shall be paid by the Buyer on the date
                    --------------
hereof (the "Closing Date") in lawful money of the United States by the deposit
             ------------
of such sum in the demand deposit account maintained by the Seller at Bank.

          _1.2      No Recourse.  Except for a breach by Seller of its
                    -----------
representations and warranties and covenants contained in this Agreement, the purchase of the Obligations hereunder is made by Buyer without recourse to Seller and Seller shall have no liability, obligation, responsibility or accountability to Buyer for any failure by any account debtor (an "Obligor") to
                                                                   -------
pay the Obligations when the same are due and payable under the terms of the Obligations Documentation (as defined in Section 2.2).
                                         -----------

          _1.3      Use of Proceeds.  Seller covenants that the proceeds of the
                    ---------------
sale of the Obligations will be used for general corporate purposes.

          _1.4      Aggregate Borrowing Limit.  Until payment in full of the
                    -------------------------
Obligations, the aggregate obligations of Seller to Buyer, including without limitation any obligations under the Business Loan Agreement between Seller and the Buyer (the "Loan Agreement") and any potential obligations of Seller for
                --------------
breaches of representations and warranties or covenants hereunder, shall not exceed ______________ Million Dollars ($____________).

          _1.5      Prepayment.  If Buyer receives payment in full of one or
                    ----------
more Obligations prior to the due date specified on Exhibit A, Buyer shall pay Seller an additional amount calculated by multiplying the product of the Discount Rate and such Obligations by a fraction, the numerator of which is the number of days from the date of prepayment up to the original due date of the Obligations and the denominator of which is 360. For purposes of this Section, "Discount Rate" is equal to one percent (1%) plus the prime rate announced from time to time by Bank, which rate shall be fixed on the date an Obligation is purchased under this Agreement.

Notwithstanding the foregoing, Buyer shall in all cases retain an amount equal to interest accruing on an Obligation at the Discount Rate for fifteen (15) days.
_1.5
          _1.6      Overdue Payments.  Buyer shall have the option of charging
                    ----------------
Seller interest on account of any portion of the Obligations that is not paid in accordance with the terms of such Obligations. Interest shall accrue on such overdue amount at the Discount Rate and shall be payable on the first day of each month following the original due date of such Obligations. Seller shall continue to make such interest payments for up to ninety (90) days following the original due date of such Obligations, during which period Buyer and Seller shall determine the cause of the non-payment of the Obligations. If Buyer determines that the cause is related to a circumstance that constitutes a breach of Seller's representations under Section 2 of this Agreement, Buyer shall retain such interest payments in addition to any other amounts owing to Buyer as a result of such breach. If Buyer determines that such non-payment is for a circumstance that does not constitute a breach of Seller's representations, Buyer shall return such interest payments to Seller promptly upon such determination.

     2.        Representations and Warranties.  In order to induce the Buyer to
               ------------------------------
enter into this Agreement, Seller hereby represents and warrants that:

          _2.1      The Obligations.  Exhibit A attached hereto contains a true
                    ---------------   ---------
and correct list of the Obligors, the purchase order number, the invoice number (the purchase order, invoice and all documentation relating to the Obligations is herein called the "Obligations Documentation"), and the unpaid amounts due in
                      -------------------------
respect thereof which comprise the Obligations. True and correct original copies of all the Obligations Documentation relating to each of the Obligations has heretofore been delivered to Buyer. None of the Obligations are currently evidenced by chattel paper or instruments. Each of the Obligations is in full force and effect and is the valid and binding obligation of the parties thereto, enforceable in accordance with its terms, and, without limiting the generality of the foregoing, constitutes the legal, valid and binding obligation of the Obligor to pay to Seller the Obligations, subject to no set-off or counterclaim or discounts or deductions. Neither Seller nor any of the Obligors is in default in the performance of any of the provisions of the documentation applicable to its transactions included within the Obligations. Seller hereby further represents and warrants to the Buyer as follows:

               (a) As of the date hereof, the aggregate amount of the Obligations is equal to the Aggregate Obligations Amount.

               (b) The Seller has heretofore delivered to the Obligors and all equipment and related materials and performed all services required to be so delivered or performed by the terms of the Obligations Documentation for the Obligations in question to be due and payable as indicated on Exhibit A.
                                                              ---------

          _2.2      The Assignment; No Offset; No Liens.  When executed and
                    -----------------------------------
delivered pursuant hereto, the Assignment will vest in the Buyer all the right, title and interest of Seller in and to the Obligations, provided that the Assignment will not impose upon Buyer any liability or obligation for the performance of any obligation on the part of Seller under the Obligations Documentation. The Obligations are not subject to any offset, counterclaim or other defense, whether arising out of the transactions contemplated by the Obligations Documentation or independently thereof. The Obligations are owned by Seller free and clear of all security interests, liens, charges or encumbrances.

          _2.3      Loan Agreement.  The representations and warranties
                    --------------
contained in the Loan Agreement are true and correct as of the Closing Date and as of the date of each Assignment.

     3.        Performance under Obligations Documentation.  Seller shall
               -------------------------------------------
promptly and faithfully perform or cause to be performed all of its obligations under the Obligations Documentation, and shall not do or omit to do anything as a result of which the obligation of the Obligors to make payment of the Obligations under the Obligations Documentation might be reduced or released. Seller will not permit the Obligations to become subject to any offset, counterclaim or other defense, whether arising out of the transactions contemplated by the Obligations Documentation or independently thereof, and Seller will not agree to any amendment of or modification to or waiver of any of the provisions of the Obligations Documentation without the prior written consent of Buyer.

     4.        Indemnification.
               ---------------

               (a) If any Obligor is released from all or part of its Obligations under the relevant Obligations Documentation to pay the Obligations by reason of:

                    (i)   any act or omission of Seller; or

                    (ii) the operation of any of the provisions of the Obligations Documentation that result in the termination of the Obligor's obligation to pay all or any part of the Obligations, then upon the happening of any such event, Seller shall thereafter pay to Buyer on the date when the Obligor would otherwise have paid the Obligations to the Buyer an amount equal to the amount of the Obligations not payable by the Obligor as a result of such event. Seller shall pay, and indemnify and hold Buyer harmless from and against, any taxes that may at any time be asserted in respect of this transaction (including, without limitation, any sales, occupational excise, gross receipts, general corporation, personal property, privilege or license taxes, but not including taxes imposed upon Buyer with respect to its income arising out of this transaction) and costs, expenses and reasonable counsel fees in defending against the same, whether arising by reason of the acts to be performed by Seller hereunder or otherwise.

     5.        Collection.
               ----------

          _5.1      Collection by Seller.  In order to facilitate the collection
                    --------------------
of the Obligations in the ordinary course of business, Seller shall act as Buyer's agent for collection. Accordingly, Buyer appoints Seller its attorney-in-fact to ask for, demand, take, collect, sue for and receive all payments made in respect of the Obligations and to enforce all rights and remedies thereunder, provided; however, that Buyer may revoke such appointment at any time. Seller
--------  -------
shall use due diligence and reasonable lawful means to collect all amounts owned by the Obligors on each Obligation when the same become due. In the enforcement or the collection of the Obligations, Seller shall commence any legal proceedings only in its own name as an assignee for collection or enforcement of Buyer or, with Buyer's prior written consent, in the Buyer's name. In no event shall Seller take any action that would make Buyer a party to any litigation or arbitration proceeding without Buyer's prior written consent.

          _5.2      Collection by Buyer.  Upon the purchase of the Obligations,
                    -------------------
Buyer shall have full power and authority to ask for, demand, take, collect, sue for and receive all payments in respect of the Obligations. Without limiting the foregoing, Buyer may enforce the payment of each of the Obligations in its own name or in the name of Seller, and may endorse the name of Seller on all checks, drafts, money orders and other instruments tendered to or received in payment of any such Obligations. Seller authorizes Buyer to notify any and all Obligors with respect to such Obligations of the purchase and sale contemplated hereby, and to cause all payments in respect thereof to be made directly to Buyer and render all reasonable assistance to Buyer in collecting such items and in enforcing claims thereof. All sums collected or received and all property recovered and possessed by Buyer in connection with the Obligations shall belong to Buyer absolutely. All sums collected or received and all property recovered or possessed by Seller in connection with Obligations shall be received and held by Seller in trust for and on Buyer's behalf; and upon receipt of any such sum or property, Seller shall forthwith deliver the same to Buyer, or upon its order.

          _5.3      No Obligation to Take Action.  Buyer shall have no
                    ----------------------------
obligation to perform any of Seller's obligations under any Obligations Documentation or to take any action or commence any proceedings to realize upon any Obligations (including without limitation any defaulted Obligations), or to enforce any of its rights or remedies with respect thereto. _5.3

     6.        Events of Default.  The occurrence of any of the following events
               -----------------
shall constitute an Event of Default hereunder:

               (a) An Event of Default occurs under the Loan Agreement.

               (b) Seller shall fail to perform any obligation under this
                   Agreement.

     7.        Further Assurances.  Seller shall, from time to time, to do and
               ------------------
perform any and all acts and to execute any and all further instruments required or reasonably requested by Buyer more fully to effect the purposes of this Agreement and the sale of the Obligations hereunder, including, without limitation, the execution of any financing statements or continuation statements relating to the Obligations for filing under the provisions of the California Uniform Commercial Code of any applicable jurisdiction.

     8.        Fees.  On the date of this Agreement, Seller shall pay Buyer a
               ----
fee equal to the sum of (i) $5,000, plus (ii) 0.15% on the undisbursed portion of the facility, up to $5,000,000, plus (iii) 0.10% on the undisbursed portion of the facility, from $5,000,000 to $10,000,000.

     9.        Notices.  Unless otherwise provided in this Agreement, all
               -------
notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Seller or to Buyer, as the case may be, at its addresses set forth below:

     If to Seller:  P-Com, Inc.
                    3175 South Winchester Boulevard
                    Campbell, CA 95008
                    Attn:  Michael J. Sophie
                    FAX:  (408) 866-3655

     If to Buyer:   Silicon Valley Bank
                    3003 Tasman Drive
                    Santa Clara, CA 95054
                    Attn:  Peter Kidder
                    FAX:  (408) 748-9478

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

          Choice of Law and Venue; Jury Trial Waiver.  This Agreement shall be
          ------------------------------------------
governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Seller and Buyer hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. Seller AND Buyer EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

     General Provisions.
     ------------------

          Successors and Assigns.  This Agreement shall bind and inure to the
          ----------------------
benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Seller without Buyer's prior written consent, which consent may be granted or withheld in Buyer's sole discretion. Buyer shall have the right without the consent of or notice to Seller to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Buyer's obligations, rights and benefits hereunder.

          Indemnification.  Seller shall defend, indemnify and hold harmless
          ---------------
Buyer and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Buyer as a result of or in any way arising out of, following, or consequential to transactions between Buyer and Seller whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Buyer's gross negligence or willful misconduct.

          Time of Essence.  Time is of the essence for the performance of
          ---------------
all obligations set forth in this Agreement.

          Severability of Provisions.  Each provision of this Agreement shall be
          --------------------------
severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          Amendments in Writing, Integration.  This Agreement cannot be amended
          ----------------------------------
or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement.

          Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          Survival.  All covenants, representations and warranties made in this
          --------
Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Seller to indemnify Buyer with respect to the expenses, damages, losses, costs and liabilities shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Buyer have run.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    P-COM, INC.


                                    By: ___________________________________

                                    Title: ________________________________



                                    SILICON VALLEY BANK


                                    By: ___________________________________

                                    Title: ________________________________



                                   EXHIBIT A
                                --------------

                List of Accounts Receivable to Factor _________

 Customer      Invoice Number   Invoice Amount   Purchase Price   Shipment Date   Customer P.O.#   Due Date



                                               CORPORATE RESOLUTIONS TO PURCHASE

================================================================================

BORROWER:   P-COM, INC.

================================================================================


     I, the undersigned Secretary or Assistant Secretary of P-Com, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of ______________.

     I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

     I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

     BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

          NAMES            POSITIONS                ACTUAL SIGNATURES
          -----------------------------------------------------------

_______________________    ____________________     ___________________________


_______________________    ____________________     ___________________________


_______________________    ____________________     ___________________________


_______________________    ____________________     ___________________________


_______________________    ____________________     ___________________________


acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

     BORROW MONEY. To enter into a Purchase Agreement with Silicon Valley Bank ("Bank") on such terms as may be agreed upon between the officers, employees, or agents and Bank, for the purchase of certain of Corporation's accounts receivable (the "Purchase Agreement"), and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

     FURTHER ACTS. To designate additional or alternate individuals as being authorized to request that Bank purchase additional Obligations under the Purchase Agreement advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

     BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

     I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

     IN WITNESS WHEREOF, I have hereunto set my hand on _____________, 19____ and attest that the signatures set opposite the names listed above are their genuine signatures.


                                         CERTIFIED TO AND ATTESTED BY:


                                         X


================================================================================

                                       2